                                                                  EXHIBIT 10.6.1

                                September 9, 1999

Serologicals Corporation
780 Park North Boulevard, Suite 110
Clarkston, Georgia 30021
Attention: Board of Directors


To the Board of Directors:

         Effective as of the date hereof, I am hereby resigning all positions as officer and/or director which I hold with Serologicals Corporation (the "Company") and all subsidiaries of the Company. By executing below, we mutually agree that the Company shall (a) reimburse me for up to $10,000 for out-placement expenses incurred by me in connection with an employment search and (b) compensate me and provide me benefits as if I were terminated by the Company pursuant to Section 6(d)(2) of the Employment Agreement by and between the Company and me, dated as of March 8, 1993, and as amended on December 28, 1994 (the "Employment Agreement"). We mutually acknowledge and agree that the terms of the following written agreements by and between the Company and me remain in effect: (i) the Employment Agreement (except that the words "after the termination of this Agreement" in the first paragraph of Section 8 of the Employment Agreement shall be interpreted to mean "after the termination of his Employment"), (ii) the Indemnification Agreement, dated as of May 9, 1995, by and between the Company and me, and (iii) the stock option agreements by and between the Company and me (and for the purposes of each such stock option agreement this resignation shall be considered a termination without cause).

         Upon your signature and return of this Letter Agreement, this Letter Agreement will be effective, enforceable and irrevocable.

                                   Sincerely,

                                   /s/ Harold J. Tenoso
                                   ---------------------------------
                                   Harold J. Tenoso

Agreed to and Accepted
as of the date hereof:

By: /s/ Lawrence E. Tilton
    ------------------------
Name:   Lawrence E. Tilton
Title:  Director

By: /s/ Matthew C. Weisman
    ------------------------
Name:   Matthew C. Weisman
Title:  Director